UDR Opening doors to the future®

INVESTOR PRESENTATION

JUNE 2021



Cool Springs at Frisco Bridges | Frisco, TX


SERVICE
REQUESTS

Platform | **Smart Homes for Smart Residents**



The Canal | Farmers Branch, TX

UDR, Inc. (NYSE: UDR) has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive multifamily real estate communities in targeted U.S. markets.

- S&P 500 Company
- ~$21.3 Billion Enterprise Value as of June 4, 2021
- 2021 Annualized Dividend of $1.45; ~3.0% yield as of June 4, 2021

Chief Financial Officer: Joe Fisher | 720.283.6139

Investor Relations: Trent Trujillo | 720.283.6135

UDR, Inc. | UDR.com

TABLE OF CONTENTS

KEY MESSAGES AND UPDATES	PAGE
UDR At a Glance	3
2021 Guidance Raise	4
Recent Operating Update	5-6
REASONS TO INVEST IN UDR	
UDR Value Proposition	7-10
Operating Excellence	11-12
Accretive Capital Allocation	13-15
Diversified Portfolio Composition	16
Market/Resident Attributes	17-18
Strong, Liquid Balance Sheet	19
Innovative Culture and ESG	20-21
Regulatory Knowledge	22
APPENDIX	
The Case for Apartment REITs	24
Apartment Demographics and Fundamentals	25



Verve | Mountain View, CA

UDR AT A GLANCE[(1)]

UDR is a multifamily REIT that owns, operates, develops and redevelops a diversified portfolio of apartment homes across top-tier U.S. markets. Founded in 1972, UDR is an S&P 500 company that consistently generates **strong total shareholder return ("TSR") through innovation, best-in-class operations and flexible capital allocation across a wide range of opportunities**. UDR's strategy starts with diversification, which creates opportunity. Coupling a diversified portfolio across markets, price points, and product types with our best-in-class operations delivers a full-cycle investment that generates both growth and stability.

UDR is a $21.3 billion[(2)] company with a highly diverse portfolio spread across 21 coastal and sunbelt markets.



> 5.0% of Total NOI
2.5%-5.0% Total NOI
< 2.5% Total NOI
Seattle
Portland
San Francisco Bay Area
Monterey Peninsula
Denver
Los Angeles
Other CA:
Inland Empire/San Diego
Orange County
Dallas
Austin
Boston
New York
Philadelphia
Baltimore
Metro Washington, D.C.
Richmond
Nashville
Orlando
Tampa
Other FL:
West Palm Beach

Our 52,617 apartment homes are well diversified by price point[(3)] and location within markets, and are occupied by households earning, on average, 150% of their respective MSA's median income.



A-Quality
B-Quality
Urban
Suburban
55%
45%
36%
64%

Best-in-class, innovative operations have powered outsized historical Combined Same-Store NOI growth.

SAME-STORE NOI GROWTH CAGR (1999-1Q 2021)



UDR
Peer Median
190
140
90
1999
2003
2007
2011
2015
2019
180
161

UDR's strong value proposition has driven robust relative TSR and consistent return of capital over time.

TSR CAGR



UDR
NAREIT Apt. Index
13%
11%
9%
7%
5%
9.5%
8.4%
9.7%
9.1%
12.2%
11.1%
5-Year
10-Year
20-Year

194 Consecutive Quarters Paying a Dividend

Dividend Yield[(2)]: 3.0%

(1) As of March 31, 2021, except otherwise noted.
(2) Enterprise Value and Dividend Yield as of June 4, 2021.
(3) Quality and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
Source: Company and peer documents, Nareit.

2021 GUIDANCE RAISE[(1)]

We have raised full-year 2021 earnings and same-store growth guidance expectations due to continued strength in operating fundamentals and accretive external growth. This represents UDR's second guidance raise thus far in 2021.

EARNINGS PER SHARE GUIDANCE	FY 2021	PRIOR GUIDANCE[(2)]	CHANGE FROM PRIOR MIDPOINT
Income/(loss) per wtd. avg. common share, diluted	$0.07 to $0.13	$0.04 to $0.13	$0.015
FFO per common share and unit, diluted	$1.79 to $1.85	$1.76 to $1.85	$0.015
FFOA per common share and unit, diluted	$1.94 to $2.00	$1.91 to $2.00	$0.015
AFFO per common share and unit, diluted	$1.76 to $1.82	$1.73 to $1.82	$0.015
Annualized Dividend per common share and unit	$1.45	$1.45	-

SAME-STORE GUIDANCE	FY 2021	PRIOR GUIDANCE	CHANGE FROM PRIOR MIDPOINT
Revenue growth / (decline) (Cash basis)	(1.25)% to 0.50%	(2.00)% to 0.50%	0.375%
Revenue growth / (decline) (Straight-line basis)	(3.25)% to (1.50)%	(4.00)% to (1.50)%	0.375%
Expense growth	1.00% to 3.00%	1.00% to 3.00%	-
NOI growth / (decline) (Cash basis)	(2.25)% to 0.00%	(3.25)% to 0.00%	0.50%
NOI growth / (decline) (Straight-line basis)	(4.75)% to (2.50)%	(5.75)% to (2.50)%	0.50%

2Q 2021:

- We expect to **attain the high-end** of our previously provided FFOA per share guidance range of $0.47-$0.49.
- Same-store cash revenue growth is forecast to be (2.0)% to (1.0)%, an improvement of 440 to 540 basis points compared to 1Q 2021 same-store cash revenue growth of (6.4)%.

(1) As of June 7, 2021.
(2) As of April 27, 2021.
Source: Company and peer documents.

RECENT OPERATING UPDATE

UDR's operating results through May continued to improve. Strong demand has led to higher physical occupancy and blended lease rate growth as pricing power has increased and concessions have tapered.

SAME-STORE DEMAND TRENDS[(1)(2)]


Leasing Traffic 2020/21
Leasing Traffic 2019/20
Concessions 2020/21
Leasing Traffic
1,400
1,200
1,000
800
600
400
4.0
3.5
3.0
2.5
2.0
Average Concessions Granted (in weeks) on New Leases
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May

SAME-STORE WEIGHTED AVERAGE PHYSICAL OCCUPANCY[(1)]


97.3%
97.5%
97.0%
96.5%
96.0%
95.5%
95.0%
Jul-20
Sep-20
Nov-20
Jan-21
Mar-21
May-21

SAME-STORE YOY EFFECTIVE BLENDED LEASE RATE GROWTH[(1)(3)]


0.3%
2%
0%
-2%
-4%
-6%
-8%
Jan-21
Feb-21
Mar-21
Apr-21
May-21

Demand:

- May 2021 leasing traffic **40% higher year-over-year.**
- 85% of UDR properties are offering no concessions.
- Positive in-migration in urban areas that were hardest hit by the pandemic.
- Self-guided touring via our Next Generation Operating Platform allowed more tours booked and more homes shown.
- ~97% of tours YTD have been self-guided or touchless.

Occupancy:

- Rising levels of demand and lower turnover continue to result in occupancy increasing further.
- Weighted average May 2021 physical occupancy of **97.3% is +50bps versus April.**

Blended Effective Lease Rate Growth:

- Pricing power resilient, with blended effective lease rate growth turning positive at **+0.3% in May.**
- May 2021 market rents, on average, were 4% higher than a year ago and 10% higher than October/November 2020 lows.
- **18 of our 21 markets had positive YOY market rent growth** during May 2021.
- Market rental rates **above pre-COVID levels in 15 of our 21 markets** as of May 2021.

(1) Metrics shown here are for the Company's same-store portfolio and are as of May 31, 2021, unless otherwise indicated.
(2) The Company defines Leasing Traffic as average daily leads to lease a home for the period indicated.
(3) The Company defines Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Definitions can be found in the Definitions and Reconciliations addendum.
Source: Company and peer documents.

RECENT OPERATING UPDATE

UDR's Next Generation Operating Platform continues to drive value, rental assistance programs are a source of incremental collections, and affordability conditions remain conducive to rental demand.

PLATFORM 1.0 – PATH TO ACHIEVING TARGETED IMPROVED NOI



% of Target NOI Improvement Achieved
100%
80%
60%
40%
20%
0%
50%
25%
25%
2020
2021E
2022E

CUMULATIVE COLLECTIONS – RENTAL ASSISTANCE PROGRAMS ($M)



$5.0
$5.0
$4.0
$3.0
$2.0
$1.0
Mar-21
Apr-21
May-21

RENTER CONDITIONS – RENT VS. OWN[1]



UDR Average Monthly Rent
Blended Cost to Own a Home
Monthly Shelter Cost
$4,000
$3,000
$2,000
$1,000
$0
$2,116
$3,747

Platform:

- Phase-1 initiatives fully implemented in 18 of our 21 markets.
- **50% of targeted $15-$20 million annual run rate NOI achieved at YE 2020**; on track to capture an additional 25% by YE 2021 and the balance in 2022.
- Phase 1.5 initiatives expected to generate **another $10-$15 million in run rate NOI** over the next several years.
- Controllable operating expense ("COE") growth continues to outperform peers and is below inflation. **Forecast roughly flat COE growth in 2021.**

Regulatory:

- UDR working with residents to access state and local rental assistance programs to support those in need and obtain reimbursement on accumulated back rent.
- UDR **collected ~$5 million from these programs as of May 2021** with another **$12 million of applications under review.**
- 1Q21 NOI lower by $8-$10 million vs. pre-COVID due to regulatory restrictions; expect to recapture this income over time as regulations ease.

Renter Conditions:

- Rent-versus-own analysis[1] shows it is **~50% less expensive (vs. ~35% average in 2019) to rent than own across UDR markets.**
- UDR resident household income is **150% above the median income**, on average, across the MSAs in which we operate.
- Widespread vaccinations and return-to-office expected to **enhance value proposition of urban cores.**

(1) Based on Baird's "Apartment Rent vs. Own Analysis" published on May 26, 2021, which uses data from US Census Bureau, FRED, REIS, and Zillow. UDR Average Monthly Rent is as of 1Q 2021 and is defined as Total Revenue Per Occupied Home on a Same-Store basis.
Source: Company and peer documents.

UDR VALUE PROPOSITION - ATTRACTIVE RESULTS

UDR compares well versus peers on same-store, FFO as Adjusted per share, dividend per share, and NAV per share growth since 2013[(1)] due to our strong operating and capital allocation acumen, which has been supported by an investment-grade balance sheet. **We have generated above-peer-average earnings growth in 7 of the last 9 years,**[(1)] which has contributed to our **TSR consistently outperforming the NAREIT Apartment and Equity Indices over the intermediate and long-term**. As a result, we believe UDR is a full-cycle investment that generates both growth and stability for our stakeholders.

2013-2021[(1)] GROWTH RATES


UDR
Peer Median
6%
5%
4%
3%
2%
1%
2.6%
2.3%
4.3%
2.5%
5.6%
5.5%
5.7%
5.3%
SS NOI CAGR
FFO as Adj./sh CAGR
Div/sh CAGR
NAV/sh CAGR
Since 2013, UDR's FFOA per share growth has outperformed the peer median by an annual average of 180 basis points.

FREQUENCY THAT UDR'S ROLLING 3-YEAR ANNUALIZED TSR[(2)] OUTPERFORMS INDEX


Last 5 Years
Last 10 Years
Frequency that UDR Outperforms Index
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
92%
92%
67%
71%
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index
Over the last 5 years, UDR's rolling 3-year annualized TSR outperformed both the NAREIT Apartment Index and NAREIT Equity Index 92% of the time.

(1) Actual results through 2020 and guidance midpoints for 2021 for UDR and peers. Consensus is used for peers who have not provided 2021 guidance. 2013 coincides with UDR's initial publicly disseminated 3-year strategic plan.
(2) Data through April 30, 2021.
Source: Company and peer documents.

UDR VALUE PROPOSITION - MECHANISMS

UDR's **high-level strategy begins with operations**. We primarily utilize **four operating value creation mechanisms** in tandem with a diversified **array of capital allocation options** to maximize long-term same-store growth, earnings growth, and total shareholder return, while also reducing volatility.

1 Next Generation Operating Platform

Operating efficiencies, enhanced resident experience, data science



TTM Total NOI per Employee ($000s)(1)
UDR
Peer Average
$675
$625
$575
$525
$475
37% expansion since 2Q18
$654
$509
$478
$503
(1)% contraction since 2Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21

2 Legacy and New Operating Initiatives

Expand operating margin and monetize real estate



Common Area Rentals
Short-Term Furnished Rentals
Suburban Parking
Package Lockers
Inside Sales

- **$32M** in incremental run-rate NOI since 2014 equates to **$640-$715M** in estimated shareholder value creation[2,3]
- Continue to evaluate a pipeline of new opportunities

3 Core Operations: Strong Blocking and Tackling

UDR average Same-Store NOI growth <u>without</u> margin-enhancing initiatives is similar to peer median growth <u>with</u> initiatives



UDR VS. PEER MEDIAN(1) SS NOI GROWTH (2014-1Q 2021)(2)
4%
3%
2%
1%
0%
Peer Median
UDR
80 bps average annual additional NOI growth from initiatives.
3.3%
2.6%
2.5%

4 NOI Enhancing Capital Expenditures

Renovate apartment homes & common areas, enhance curb appeal



Commons at Windsor Gardens | Norwood, MA

(1) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS and MAA; 2Q 2020, 3Q 2020, 4Q 2020, and 1Q 2021 UDR same-store NOI results have been adjusted where appropriate to reflect concessions on a straightline basis for peer comparability.
(2) Time period is reflective of UDR's implementation of initiatives affiliated with its initial publicly disseminated strategic plan.
(3) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company and peer documents.

NEXT GENERATION OPERATING PLATFORM

Our Next Generation Operating Platform is built on customer self-service and represents the future of how our business will run. Our Platform allows us to more effectively interact with our customers on their schedules and drives **increased profitability and growth through additional revenue generation opportunities and greater cost efficiencies**. We believe that the ongoing refinement of, and additions to, our Platform should maintain our **position of operating strength moving forward**.

2018-2022: Platform 1.0

Foundational Technologies

SmartHome, Data Hub, CRM

Customer Self-Service

Resident App, Virtual and Self-Guided Tours

Data Science

Amenity Pricing, Unit Pricing, Service Request Optimization

Site-Level Efficiencies

Centralization, Outsourcing




TOUR ON YOUR TIME





<u>**Financial Targets**</u>: 150-200bps controllable margin expansion and $15-$20 million run-rate NOI enhancement.

<u>**Status**</u>: 50% of NOI target captured at year-end 2020; additional 25% expected in 2021; balance in 2022.

<u>**Considerations**</u>: Margin and NOI uplift **targets for Platform 1.0 were based on our same-store portfolio in 2018**. UDR has since acquired ~$2.4 billion of additional communities, with targeted NOI growth of 10% above market growth over the first three years of ownership. Our ability to source accretive acquisitions should enhance the value creation from the Platform.

2021-2024: Platform 1.5

Enhanced Data Science

Location-Based Pricing, AI for Centralized Sales

Leasing Experience

Digital Self-Service Applications, Move-In, and Move-Out

Resident Lifecycle

Improve Resident Profitability, Reduce Turnover and Days Vacant

Cost Optimization

Outsourcing Costs, Procurement Process, R&M Parts

<u>**Financial Targets**</u>: $10-$15 million run-rate NOI enhancement.

Source: Company documents.

NEXT GENERATION OPERATING PLATFORM

As of year-end 2020 we had realized ~$10 million in incremental run-rate NOI through Platform 1.0 implementation, with the potential for an additional $5-$10 million upside through 2022 to achieve our original NOI growth target of $15-$20 million. We believe Platform 1.5 could generate an additional $10-$15 million in run rate NOI. Combined with the upside remaining in Platform 1.0, we believe **$15-$25 million in additional run-rate NOI is achievable by the mid-2020s.**

Resident Satisfaction: UDR Net Promoter Score[1]


35
30
25
24% improvement since 2Q 2018 (baseline quarter for the formal implementation of the Next Generation Operating Platform).[2]
2Q 2018
1Q 2019
4Q 2019
3Q 2020
Current

Staffing Efficiency: Same-Store On-Site Personnel


~37% reduction in on-site personnel (largely through natural attrition and centralization) since 2Q 2018.[2]
1,300
1,200
1,100
1,000
900
800
700
2Q 2018
1Q 2019
4Q 2019
3Q 2020
Current

TTM SS Controllable Operating Expense (COE) Growth


UDR Actual
Inflationary at 2.5%
Peer Average
UDR's COE growth since 2Q18 is well below peers and typical growth of 2.5% annually
108
106
104
102
100
98
107
104
101
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21

(1) Net Promoter Scores range from -100 to +100. Negative scores indicate a need for improvement. Scores ranging from 0-30 are widely considered "Good." Scores above 30 are widely considered "Great."
(2) Data through April 30, 2021.
Source: Company and peer documents.

OPERATING EXCELLENCE

Strong operating blocking and tackling, monetizing our real estate in new and differentiated ways (i.e., legacy operating initiatives), building a culture that embraces innovation, and upgrading our properties with high-return investments has contributed to UDR's **better-than-peer median same-store NOI growth over the past 5-, 10-, and 20-year periods**. We believe these enduring operating advantages, when combined with our Platform, should continue to drive robust results moving forward.


AVERAGE ANNUAL SAME-STORE NOI GROWTH RATES(1)
UDR
Peer Median
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
2.4%
1.7%
4.1%
3.8%
2.8%
2.2%
5-Year
10-Year
20-Year
$23 million of incremental NOI generated versus peer-median growth equates to $465-$515M in estimated shareholder value creation(2)

(1) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS and MAA; 2Q 2020, 3Q 2020, 4Q 2020, and 1Q 2021 UDR same-store NOI results have been adjusted to reflect concessions on a straightline basis (reported on a cash basis) for peer comparability.
(2) Calculated based on an applied cap rate of 4.5%-5.0%
Source: Company and peer documents.

OPERATING EXCELLENCE EXEMPLIFIED

The **value created when UDR's operating advantages are overlaid on a given market is significant, scalable, and repeatable**. As presented below, Orlando provides a clear, real-world example of the relative operating upside we can generate on a stabilized portfolio.

ADVANTAGE VERSUS PUBLIC / PRIVATE PEERS: ORLANDO OPERATING MARGIN (2020 – 1Q 2021)


UDR
69.5%
Peer Avg. (1)
62.4%
Private (2)
53.8%

ADVANTAGE VERSUS PUBLIC PEERS: ORLANDO SS NOI GROWTH CAGR (2014–Q1 2021)


UDR
5.7%
Peer Average (1)
4.2%
UDR's same-store NOI growth in Orlando has outpaced peers by 150 bps annually on average.

The underlying drivers of outperforming NOI growth relative to peers vary by market, but all are representative of **competitive advantages** available to UDR in many of our markets.

ORLANDO SAME-STORE NOI GROWTH BUILD-UP (2014 – 1Q 2021)


UDR Annual NOI Growth
5.7%
Market Growth
4.4%
Historical Ops Initiatives (3)
0.9%
NextGen Platform (4)
0.4%
The same-store growth contribution from our Next Generation Operating Platform is expected to accelerate in coming years.

(1) Peer group includes applicable market exposure among CPT and MAA.
(2) NCREIF data represents aggregated property level information for the identified market, which management believes serves as a useful benchmark.
(3) Includes parking optimization, view and location premiums, short-term furnished rentals, and other initiatives.
(4) Includes centralization and outsourcing of certain functions (e.g. unit turnover). Future initiatives include additional self-service and utilization of data science.
Source: Company and peer documents and AxioMetrics.

UDR has a strong track record of considering cost of capital signals from the public market. This discipline, combined with our expansive suite of investment options and extensive set of external growth value creation drivers, has driven robust returns for stakeholders over time.

UDR'S CAPITAL ALLOCATION DURING THE APARTMENT CYCLE ($M)


UDR Prem./(Disc.) to NAV (lhs)
Net Acquisitions (rhs)
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases when equity trades at a discount to NAV

Value creation from external growth activities since 2014:

VALUE CREATED ($M)


Acquisitions
Development
$420
$300
$0
$2,000
$4,000
Cost
Est. Market Growth
Est. Value Created in Excess of Est. Market Growth

DCP

Life-to-Date Committed Capital: $728M

Life-To-Date Income Realized: $148M

Weighted average IRR on 5 Acquired Communities: 12.6%

UDR'S CAPITAL SOURCES


Cost
Not Attractive
Attractive
Source in Size
Yes
No
Asset Dispositions
Unsecured Debt
Common Equity
JV Capital
Secured Debt
LOC
Preferred Equity
Commercial Paper

UDR'S CAPITAL USES


Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
DCP
Redevelopment
Stock Buybacks
NOI-Enhancing Cap Ex
Operating Platform

Debt and asset sales remain attractively priced sources of capital, in size. Developer Capital Program ("DCP") investments (mezzanine and preferred equity lending to developers) remain an accretive potential use, in size.

Source: Company documents, FactSet, and S&P Global Market Intelligence.

ACCRETIVE CAPITAL ALLOCATION

Our willingness and ability to **pivot toward the investment opportunity that generates the highest risk-adjusted IRR** and **the greatest earnings/NAV accretion** is central to UDR's capital allocation strategy. We have a full suite of options including:

ACQUISITIONS



Station on Silver | Herndon, VA (Washington, DC MSA)

- Portfolio acquisitions or value-add one-offs with significant upside relative to private operators.
- Acquired 28 operating assets for ~$2.4B since 2019.

DEVELOPMENT



345 Harrison Street | Boston, MA

- Develop ground up wholly-owned or JV communities in target markets.
- $502M active construction pipeline (~50% funded as of 1Q21) with planned developments in a diverse set of markets.

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- NOI and value creating redevelopment, densification and unit additions.
- Recent projects: 10 Hanover Square (NYC) and Garrison Square (Boston) for a total of $29M.

DEVELOPER CAPITAL PROGRAM



Essex Luxe | Orlando, FL

- Opportunistically provide capital to third-party developers for assets in target markets.
- Current DCP book is ~$444M of committed capital to 13 projects (~89% funded), including a new $18.5 million commitment in Orlando, FL.

NOI-ENHANCING INVESTMENT



Tierra Del Rey Bathroom Remodel | L.A., CA

- $35-$45M average annual portfolio-wide spend at low-double-digit IRRs to freshen up communities through amenity, kitchen & bath, and other upgrades.

OPERATING PLATFORM


ACCOUNT
SNAPSHOT

Virtual Tours | SmartHome Technology Package

- $25-$35M projected spend in '19-'21 on Operating Platform enhancements and $30-$40M on SmartHome technologies.

Source: Company documents.

REPEATABLE VALUE CREATION

Historical acquisitions best exhibit the outsized growth and value creation our competitive advantages can provide. In general, we believe we can grow NOI at acquired properties by 10% above market growth over the first three years of ownership. **In 2019, we acquired ~$915 million of communities from third-party sellers and have expanded the weighted average yield of these assets by ~35bps (~$3.2 million of incremental annual run-rate NOI or $65-$75 million in shareholder value[1]), inclusive of ~25bps of negative market growth.[3]** We believe this enduring competitive advantage is repeatable and scalable.

2019 Third-Party Acquisitions: Drivers of Yield Expansion


5.50%
5.25%
5.00%
4.75%
4.50%
4.75%
0.18%
0.10%
0.13%
0.19%
0.13%
(0.25)%
(0.14)%
5.08%
Operating and renovation driven yield expansion should continue to grow at an outsized rate as the recovery takes hold.
Weighted average rents across the markets in which UDR acquired communities have declined 3.5% since 2019, hypothetically reducing the current yield on our acquisitions by 25bps.(2) However, through our Portfolio Strategy framework and submarket selection we offset 13bps, or approximately half, of this decline.
UDR Wtd. Avg. Acq. Yield
Core Operating Acumen
Legacy Initiatives
Platform Initiatives
Renovation and Cap Ex
Market/Submarket Selection
Market Rent Growth/(Decline)(3)
Additional Cost Basis
UDR Yield (Current)
Operations
Portfolio Strategy
Other

- **Core operating acumen** including increased occupancy based on revenue maximization strategy and the introduction of location premiums for more desirable units.
- **Legacy initiatives** including parking optimization, view premiums, and short-term furnished rentals.
- **Next Gen Operating Platform initiatives** including personnel optimization, SmartHome installations, and self-service integration.
- **Renovation and CapEx investment** for unit interior renovations (K&B) and common area upgrades.

(1) Calculated based on an applied cap rate range of 4.5%-5.0%.
(2) A 3.5% reduction in revenue translates to a 5%-5.5% reduction in NOI, which reconciles with a 25bps lower current yield compared to the going-in weighted average yield of 4.75%.
(3) Based on market rent growth according to REIS data.
Source: Company documents.

DIVERSIFIED PORTFOLIO COMPOSITION

Our diversified portfolio 1) is a differentiating factor versus peers, 2) appeals to a wide renter and investor audience, 3) provides for more markets to invest in / overlay our operating platform onto and 4) lessens volatility in long-term same-store growth.

Our portfolio is spread across 21 coastal and Sunbelt markets with more price points that cater to a wide variety of renters...



Portfolio-Wide Rental Rate Differential(1,2)
100%
80%
60%
40%
20%
More Diversified
Less Diversified
40%
50%
60%
70%
80%
90%
100%
% of SS Revenue in Five Largest Markets(1)
UDR
Peers
Peer Avg.(1)

...And is well diversified by quality(3) and location within markets.



A-Quality
B-Quality
55%
45%
Coastal A
Coastal B
54%
46%
Sunbelt A
Sunbelt B
56%
44%
Urban
Suburban
36%
64%
Coastal Urban
Coastal Suburb
44%
56%
Sunbelt Urban
Sunbelt Suburb
6%
94%

Coastal and Sunbelt rent growth is cyclical. **Diversification helps to insulate UDR against market concentration risk.** When combined with an operating platform that outperforms peers over the long-term, stakeholders realize a better relative return with less relative risk.

COASTAL MINUS SUNBELT MARKET RENT GROWTH(4)



2.5%
1.5%
0.5%
-0.5%
-1.5%
-2.5%
-3.5%
UDR's exposure to both Coastal and Sunbelt markets ensures our portfolio is never out of favor with stakeholders while also reducing volatility in long-term growth.
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Better Growth in Coastal Markets
Better Growth in Sunbelt Markets

(1) Data as of March 31, 2021. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(2) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
(3) Quality and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(4) Defined as the difference in average effective rent growth between 12 primary coastal and 12 primary sunbelt markets. Coastal Markets: Boston, MA; Inland Empire, CA; Los Angeles, CA; Metropolitan D.C.; New York, NY; Oakland/East Bay, CA; Orange County, CA; Philadelphia, PA; San Diego, CA; San Francisco, CA; San Jose, CA; Seattle, WA. Sunbelt Markets: Atlanta, GA; Austin, TX; Charlotte, NC; Dallas, TX; Denver, CO; Jacksonville, FL; Miami, FL; Nashville, TN; Orlando, FL; Phoenix, AZ; Raleigh, NC; Tampa, FL.
Source: Company and peer documents and AxioMetrics.

MARKET / RESIDENT ATTRIBUTES(1)

UDR has a diversified and **high-quality resident base** across our markets. **Our household income is on average 150% above the median income** across the MSAs in which we operate, with a tilt toward high- and medium-income jobs. Resident credit quality has remained consistent over time with an average rent-to-income ratio in the low-20% range and average annual household income of $136K.

UDR Combined Same-Store Portfolio

Avg. Resident Age:	34
Avg. Household Income ($000s):	$136
vs. MSA Median Income:	150%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Seattle

Avg. Resident Age:	34
Avg. Household Income ($000s):	$137
vs. MSA Median Income:	142%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Boston

Avg. Resident Age:	32
Avg. Household Income ($000s):	$165
vs. MSA Median Income:	186%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

San Francisco Bay Area

Avg. Resident Age:	35
Avg. Household Income ($000s):	$198
vs. MSA Median Income:	162%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓



New York City

Avg. Resident Age:	34
Avg. Household Income ($000s):	$297
vs. MSA Median Income:	417%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Orange County

Avg. Resident Age:	36
Avg. Household Income ($000s):	$149
vs. MSA Median Income:	164%
% High-Income MSA Jobs:	↓
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Metro Washington D.C.

Avg. Resident Age:	35
Avg. Household Income ($000s):	$121
vs. MSA Median Income:	116%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↓
% Low-Income MSA Jobs:	↓

Sunbelt Markets

Avg. Resident Age:	33
Avg. Household Income ($000s):	$91
vs. MSA Median Income:	134%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Primary Coastal Markets

Other Coastal Markets

Sunbelt Markets

↑ >35% of Jobs

↔ >30% and <35% of Jobs

↓ <30% of Jobs

(1) Data as of May 2021. Resident Age, Household Income, and Household income versus MSA Median Income are based on UDR portfolio attributes. Analysis of job quality stratification (High-Income, Medium-Income, and Low-Income) reflects employment trends at the market level (or aggregated market level in the case of Sunbelt Markets) and are not necessarily reflective of UDR's resident profile. The intent of this analysis is to demonstrate the quality of potential residents based on the total addressable market. Jobs are classified by industries as defined by the Bureau of Labor Statistics category: Segmentation is done across Mining/Logging/Construction, Manufacturing, Trade/Transportation/Utilities, Information Services, Financial Services, Professional and Business Services, Education and Health Services, Leisure and Hospitality, Federal/State/Local Government, and Other Services.

Source: Company documents and Bureau of Labor Statistics.

RESIDENT ATTRIBUTES AND TRENDS

Our diversified portfolio across markets, product types, and price points appeals to a **wide variety of renters across various ages and other demographic traits**. While the Millennial generation has garnered headlines for potential changes in their housing preferences, our resident composition is balanced, thereby minimizing risk of exposure to specific cohorts.

Resident Age Distribution[1]


30%
25%
20%
15%
10%
5%
0%
18%
17%
23%
24%
17%
18%
18%
18%
11%
11%
8%
7%
5%
5%
Under 25
25-29
30-34
35-44
45-54
55-64
65+
Average Resident Age: 34
Median Resident Age: 33
Pre-COVID: Feb-20
Current: May-21

Trailing-twelve-month ("TTM") UDR **resident turnover has decreased over 300 basis points since the start of 2016** while move outs to buy or rent a single-family home have remained relatively consistent over time. Resident move outs to buy (12%) or rent (1%) a single-family home during the first quarter of 2021 totaled 13%, similar to historic norms.


Percent of Move Outs to Buy or Rent a Single-Family Home
16%
14%
12%
10%
8%
6%
4%
2%
0%
53%
52%
51%
50%
49%
48%
47%
TTM Resident Turnover
1Q 2016
2Q 2016
3Q 2016
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
Move Outs to Buy Home
Move Outs to Rent Home
TTM Resident Turnover Rate

(1) Distribution is based on residents who are signees on a lease.
Source: Company documents.

STRONG, LIQUID BALANCE SHEET

UDR's balance sheet is **safe, liquid, flexible**, and fully capable of supporting a wide variety of growth opportunities in size. We have improved our credit metrics, maturity profile, five-year liquidity outlook, and available LOC capacity. The efficient pricing these attributes provide serves as a competitive advantage versus the private market.

1Q 2021 UDR BALANCE SHEET STATS

Consolidated Debt-to-Enterprise Value[1]	23.7%	Safely Investment Grade rated
Consolidated Net Debt-to-EBITDAre	7.0x	
Consolidated Fixed Charge Coverage	4.5x	
% of NOI Unencumbered	88.5%	
Avg. Debt Duration (Years)[2]	8.2	Well laddered maturity schedule
% of Debt Maturing in Next 5 Years[2]	17.2%	
S&P Unsecured Rating	BBB+	Translates into efficient pricing
Moody's Unsecured Rating	Baa1	

LIQUIDITY AND SOURCES & USES OF CAPITAL

- ~$1.4 billion in available liquidity
- Deep pipeline of opportunistic and value-add investments
- Uses of capital fully match-funded

WELL-LADDERED FORWARD DEBT MATURITY SCHEDULE ($M/WEIGHTED AVERAGE INTEREST RATE)



$210 0.3%
$19 1.1%
$351 1.1%
$112 4.0%
$174 3.7%
$352 3.0%
$302 4.0%
$423 3.7%
$492 3.9%
$673 3.3%
$1,938 2.4%
$2,500
$2,000
$1,500
$1,000
$500
$0
Total Weighted Average Interest Rate: 2.8%
0% of consolidated debt outstanding matures through 2022, excluding Commercial Paper,(2) Working Capital Facility, and principal amortization.
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated debt-to-Enterprise Value is calculated using the Company's Enterprise Value as of June 4, 2021.

(2) 2021 maturities reflect $210.0 million of principal outstanding at an interest rate of 0.26%, an equivalent of LIBOR plus a spread of 15 basis points, on the Company's unsecured commercial paper program as of March 31, 2021. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $500.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 8.2 years without extensions and 8.3 years with extensions.

Source: Company documents.

INNOVATIVE CULTURE AND ESG

Reporting on our **ESG initiatives and successes has expanded and improved over the past three years.**

Corporate Responsibility

Participated in the Global Real Estate Sustainability Benchmark ("GRESB") and achieved a 2020 score of 83, near the top of the Multifamily peer group, and named a top performer among global real estate companies.

Classified "Low Risk" by Sustainalytics ESG Risk Rating Report; Improved Risk Rating score to 14, a 5-point decrease versus last year (one of only 2 Multifamily REITs that improved YOY).

Awarded Smart Buildings Innovator of the Year in both 2019 and 2020.

Published second annual Corporate Responsibility Report that outlines ESG targets, goals, and successes.

Issued second ESG-friendly Green Bond in 13 months.

"E" – Transparent Environmental Stewardship Targets(1) and Commitment to Sustainable Building Operations

- Reduce energy consumption by 15% (13% achieved).
- Reduce water consumption intensity by 10% (1% achieved).
- 10% of common area electric load procured through renewable energy sources (2% achieved).
- Reduce GHG emissions, Scope 1 and Scope 2 Market Based combined, by 15% (13% achieved).
- Increase recycling diversion rate to 15% (14% achieved).

- Purchased Green-e certified renewable energy certificates in 2020 representing **13.5 million kWh of energy** usage.
- Solar electric generation investments in 2019-2020 are expected to **produce 1.7 million kWh of electricity annually.**
- Reduced water consumption by a cumulative **10 million gallons** over the past 2 years through the installation of smart irrigation controllers.
- Expanded Smart Building policies and procedures to over 80% of our high-rise portfolio, **lowering energy costs of common areas by over 10%** (vs. pre-installation levels), equating to **1,100 metric tons of avoided CO_2e equivalent annually.**

(1) Targets reflect cumulative change between 2015 and 2025 or specific amounts by 2025, respectively. Achievement rates are as of year-end 2019.
Source: Company documents.

INNOVATIVE CULTURE AND ESG

UDR's **culture is innovative, empowering and rewards success**. Throughout the pandemic, UDR has proactively engaged with our associates and residents, supporting **UDR's near-maximum GRESB score in Social Responsibility**.

"S" – Social Responsibility: Associate Engagement and DEI

- 97% of associates are proud to work for UDR.
- 87% of associates feel that people from diverse backgrounds can succeed at UDR.
- 84% of associates feel that UDR is innovative.
- One-time bonuses, additional paid time-off, vacation buyouts, and associate assistance during the pandemic.
- Introduced more flexible work schedules.
- Established enhanced wellness benefits, including physical and mental health.

"S" – Social Responsibility: Resident Engagement and Satisfaction

- Established payment plans to accommodate those financially impacted by the pandemic.
- Provided resource assistance to residents, including guidance on obtaining rental assistance through available programs.
- Enhanced touchless technology and cleaning protocols for improved safety and engagement.
- 54% increase in online reputation scores over the past five years.
- 24% increase in resident loyalty scores (NPS) since 2Q18.
- 70 bps reduction in TTM resident turnover since 2Q18.

"G" – Strong Corporate Governance

- Near-maximum Corporate Governance score by GRESB (19 of 20 possible points).
- Robust framework with active engagement among: (1) our Board, (2) our stakeholders, (3) ISS, and (4) Glass Lewis.
- Enhanced Board diversity with 2020 appointment of Diane Morefield, increasing female representation to 33%.

Source: Company documents.

REGULATORY KNOWLEDGE

UDR has a **dedicated Governmental Affairs team** that tracks and communicates our comprehensive understanding of eviction moratoriums, rent regulations, and other regulatory topics to our UDR teams. This has been critical to **enabling our surgical approach toward pricing apartment homes and maximizing revenue growth during the pandemic**.

Regulatory Environment Challenges	Opportunities	Trend
Willingness vs. Ability to Pay	Where available to us, leverage knowledge and understanding of **rental assistance programs** to support those in need and obtain (to the extent possible) reimbursement on accumulated back rent. • UDR **collected ~$5 million from these programs as of May 2021** with another **$12 million of applications under review.**	↑
Emergency regulations	Granular surveillance of city, county, state, federal, and judicial regulations to drive operating strategies, **unit-by-unit pricing strategies**, and repurposing of common areas.	↔
Widespread eviction moratoriums	Enhance resident satisfaction through **collaborative engagement** to find solutions to financial hardship that benefit both the resident and the Company.	↔
Lower rent collection levels vs. pre-COVID	Enhanced our **pre-lease screening** process and developed a **real-time collections** interface with feedback loop to local teams.	↔

Source: Company documents.

APPENDIX



LIVE
PIER 4

100 Pier 4 | Boston, MA

REITs have historically served as a strong inflation hedge and have direct exposure to primary drivers of the U.S. economy. **Apartment REIT TSR has outperformed that of other REITs and the broader market by a wide margin over the past 20 years.** This outperformance has been driven by 1) an ongoing shortage of U.S. housing, 2) better long-term NOI growth and lower cap ex than most other REIT sectors, 3) the sector's status as a necessary, non-discretionary expense, and 4) a higher propensity to rent from Millennials and Baby Boomers, the two largest U.S. population cohorts.

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)[1]


NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
1,112
915
442
12.0% Nareit Equity Apartments Index CAGR
11.0% Nareit Equity Index CAGR
7.2% S&P 500 CAGR
1,200
1,000
800
600
400
200
-
2000
2003
2006
2009
2012
2015
2018
2021

ROLLING 3-YEAR ANNUALIZED TSR[1]

67% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis. **92% YOY TSR correlation** between the two datasets since 2000.


Apt. REIT Outperformance vs. Equity REITS
5% Average Outperformance
4% Average Underperformance
15%
10%
5%
0%
(5)%
(10)%
(15)%
2000
2003
2006
2009
2012
2015
2018
2021

(1) Data through April 30, 2021.
Source: Nareit and Factset.

Long-term demographics remain strong for apartments. Domestically born cohorts aged 19 years and under are, on average, 605K people larger than the primary renter cohort aged 20-34 years. An expected **improvement in immigration policies should support growth in the foreign-born population**, which generally has an elevated propensity to rent. Pairing these two factors bodes well for future apartment rental demand. Since 2010, approximately 28% fewer total housing units have been produced than total household formations over the same period. **Affordability and lack of availability remain barriers to single-family ownership** across many U.S. markets and third-party forecasts indicate 4.6 million additional apartments should be needed by 2030 to satisfy housing demand.

U.S. POPULATION BY AGE COHORT (M)


Domestically Born
Foreign Born
25
20
15
10
5
0
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9
10-14
15-19
20-24
25-29
30-34
35-39
40-44
45-49
50-54
55-59
60-64

The primary renter cohort (aged 20-34) is sizeable, providing a solid current renter base. The domestically born future renter cohort is slightly larger in size, supporting a strong long-term trend for renter growth. Whether the "population wave" continues is dependent on the intensity of foreign-born growth as younger cohorts mature, which could be supported by improved immigration policies.

PROPENSITY TO RENT BY AGE COHORT


1Q21 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
800
600
400
200
0
60.7%
374
647
37.2%
635
29.2%
535
23.6%
100
19.9%
Age: < 35
35-44
45-54
55-64
>65

Propensity to rent is significantly higher than the previous housing peak in the mid-2000s. This is apparent across all age cohorts and in many of UDR's largest markets.



Peak home-buying age ↑ to 34 from 29 in the 1970s.



Average age of marriage ↑ to 32 from 22 in the 1970s.



48% of Millennials have zero down payment savings.

Source: U.S. Census Bureau.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135

UDR Definitions and Reconciliations

June 2021


Andover Place at Cross Creek | Tampa, FL

DEFINITIONS AND RECONCILIATIONS

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items as Consolidated Interest Coverage Ratio – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	1Q 2021
Income/(loss) from unconsolidated entities	$ 4,922
Management fee	470
Financing fee	287
Interest expense	4,431
Debt extinguishment and other associated costs	1,395
Depreciation	8,205
General and administrative	64
Developer Capital Program (excludes Alameda Point Block 11 and Brio)	(7,027)
Other (income)/expense	137
Realized/unrealized (gain)/loss on unconsolidated real estate technology investments	(1,950)
NOI related to sold properties	(87)
(Gain)/loss on sales	(2,460)
Total Joint Venture NOI at UDR's Ownership Interest	$ 8,387

Leasing Traffic: The Company defines Leasing Traffic as average daily leads to lease a home for the period indicated.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.0% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2020
Net income/(loss) attributable to UDR, Inc.	$ 3,104	$ 26,532	$ (25,258)	$ 57,771	$ 5,221
Property management	8,995	8,659	8,879	8,797	9,203
Other operating expenses	4,435	6,153	5,543	6,100	4,966
Real estate depreciation and amortization	144,088	146,135	151,949	155,056	155,476
Interest expense	78,156	62,524	62,268	38,597	39,317
Casualty-related charges/(recoveries), net	5,577	778	-	102	1,251
General and administrative	12,736	11,978	11,958	10,971	14,978
Tax provision/(benefit), net	619	668	187	1,526	164
(Income)/loss from unconsolidated entities	(4,922)	(4,516)	(2,940)	(8,021)	(3,367)
Interest income and other (income)/expense, net	(2,057)	1,030	(2,183)	(2,421)	(2,700)
Joint venture management and other fees	(1,615)	(1,208)	(1,199)	(1,274)	(1,388)
Other depreciation and amortization	2,601	2,074	3,887	2,027	2,025
(Gain)/loss on sale of real estate owned	(50,829)	(57,974)	-	(61,303)	-
Net income/(loss) attributable to noncontrolling interests	170	2,019	(1,959)	4,325	319
Total consolidated NOI	$ 201,058	$ 204,852	$ 211,132	$ 212,253	$ 225,465

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Source: Company documents, Nareit and Green Street

DEFINITIONS AND RECONCILIATIONS

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the definition of Stabilization Period for Redevelopment Yield, less Recurring Capital Expenditures, minus the project's annualized NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by the total cost of the project.

Same-Store Revenue with Concessions on a Cash Basis: Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis (inclusive of the impact to Same-Store NOI) is provided below:

	1Q 21	1Q 20	1Q 21	4Q 20
Revenue (Cash basis)	$ 277,820	$ 296,882	$ 277,820	$ 276,996
Concessions granted/(amortized), net	(1,407)	(568)	(1,407)	4,196
Revenue (Straight-line basis)	$ 276,413	$ 296,314	$ 276,413	$ 281,192
% change - Same-Store Revenue with Concessions on a Cash basis:	-6.4%		0.3%	
% change - Same-Store Revenue on a Straight-line basis:	-6.7%		-1.7%	
% change - Same-Store NOI with Same-Store Revenue with Concessions on a Cash basis:	-10.4%		-0.2%	
% change - Same-Store NOI with Same-Store Revenue on a Straight-line basis:	-10.8%		-3.1%	

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Source: Company documents, Nareit and Green Street.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Stabilization Period for Development Yield: The Company defines the Stabilization Period for Development Yield as the forward twelve-month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Redevelopment Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve-month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: The Company calculates expected stabilized yields on development as follows: projected stabilized NOI less management fees divided by budgeted construction costs on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page A-6, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated Stabilized Yield on Developments as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a Cash Basis, divided by the product of occupancy and the number of apartment homes. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis is provided on page A-7 of this presentation.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

Visits: The Company defines Visits as the summation of tours taken by current and prospective residents, whether in-person (where allowed) or by virtual means, for the period indicated.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street.

2021 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for full-year 2021 and second quarter of 2021 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	2Q 2021				Full-Year 2021			
		Low		High		Low		High
Forecasted net income per diluted share	$	0.01	$	0.03	$	0.07	$	0.13
Conversion from GAAP share count		(0.01)		(0.01)		(0.02)		(0.02)
Net gain on the sale of depreciable real estate owned		-		-		(0.16)		(0.16)
Depreciation		0.47		0.47		1.88		1.88
Noncontrolling interests		-		-		0.01		0.01
Preferred dividends		-		-		0.01		0.01
Forecasted FFO per diluted share and unit	**$**	**0.47**	**$**	**0.49**	**$**	**1.79**	**$**	**1.85**
Legal and other costs		-		-		-		-
Debt extinguishment and other associated costs		-		-		0.14		0.14
Casualty-related charges/(recoveries)		-		-		0.02		0.02
Realized/unrealized gain on unconsolidated real estate technology investments, net of tax		-		-		(0.01)		(0.01)
Forecasted FFO as Adjusted per diluted share and unit	**$**	**0.47**	**$**	**0.49**	**$**	**1.94**	**$**	**2.00**
Recurring capital expenditures		(0.05)		(0.05)		(0.18)		(0.18)
Forecasted AFFO per diluted share and unit	**$**	**0.42**	**$**	**0.44**	**$**	**1.76**	**$**	**1.82**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

Coverage Ratios		March 31, 2021
Net income/(loss)	$	3,274
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		78,156
Real estate depreciation and amortization		144,088
Other depreciation and amortization		2,601
Tax provision/(benefit), net		619
Net (gain)/loss on the sale of depreciable real estate owned		(50,829)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		11,858
EBITDAre	$	189,767
Casualty-related charges/(recoveries), net		5,577
Legal and other costs		629
Severance costs and other restructuring expense		468
(Income)/loss from unconsolidated entities		(4,922)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(11,858)
Management fee expense on unconsolidated joint ventures		(757)
Consolidated EBITDAre - adjusted for non-recurring items	$	178,904
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	715,616
Interest expense, including debt extinguishment and other associated costs		78,156
Capitalized interest expense		2,122
Total interest	$	80,278
Debt extinguishment and other associated costs		(41,950)
Total interest - adjusted for non-recurring items	$	38,328
Preferred dividends	$	1,056
Total debt	$	5,041,175
Cash		(1,172)
Net debt	$	5,040,003
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**4.7x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.5x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**7.0x**

Source: Company documents.

In thousands, except per share and unit amounts	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020	
Net income/(loss) attributable to common stockholders	$	2,048	$	4,155
Real estate depreciation and amortization		144,088		155,476
Noncontrolling interests		170		319
Real estate depreciation and amortization on unconsolidated joint ventures		8,205		8,816
Net gain on the sale of unconsolidated depreciable property		(2,460)		-
Net gain on the sale of depreciable real estate owned, net of tax		(50,778)		-
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$	101,273	$	168,766
Distributions to preferred stockholders - Series E (Convertible) (1)		1,056		1,066
FFO attributable to common stockholders and unitholders, diluted	$	102,329	$	169,832
FFO per weighted average common share and unit, basic	$	0.32	$	0.53
FFO per weighted average common share and unit, diluted	$	0.32	$	0.53
Weighted average number of common shares and OP/DownREIT Units outstanding, basic		318,935		316,685
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted		322,342		320,399
Impact of adjustments to FFO:				
Debt extinguishment and other associated costs	$	41,950	$	-
Debt extinguishment and other associated costs on unconsolidated joint ventures		1,682		-
Legal and other costs		629		758
Realized/unrealized (gain)/loss on unconsolidated real estate technology investments, net of tax		(1,428)		32
Severance costs and other restructuring expense		468		1,642
Casualty-related charges/(recoveries), net		5,577		1,399
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net		-		31
	$	48,878	$	3,882
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$	151,207	$	173,694
FFO as Adjusted per weighted average common share and unit, diluted	$	0.47	$	0.54
Recurring capital expenditures		(9,754)		(9,209)
AFFO attributable to common stockholders and unitholders, diluted	$	141,453	$	164,485
AFFO per weighted average common share and unit, diluted	$	0.44	$	0.51

See pages A-1 through A-11 for definitions and other terms.

(1) Series E preferred shares are dilutive for purposes of calculating FFO per share for the three months ended March 31, 2021 and March 31, 2020. Consequently, distributions to Series E preferred stockholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR’s investor relations website at http://ir.udr.com/ under the News, Events & Presentations heading.